Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2011 and 2010 and for the period from January 1, 2004 (inception of development stage) through December 31, 2011, and the reference to us under the caption "Experts" in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated April 26, 2012.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

Date: April 26, 2012